Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 for the registration of shares issued in accordance with the 2006 Incentive Equity Stock Plan, of our report dated April 12, 2006, except for Note 13, for which the date is April 13, 2006, on our audit of the consolidated financial statements of ACL Semiconductors Inc. as of December 31, 2005 and for the year then ended.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Central, Hong Kong
April 25, 2006